SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 12, 2006
                                 Date of Report
                        (Date of Earliest Event Reported)

                         Commission File No. 33-11986-LA

                              Crown Partners, Inc.
             (Exact name of Registrant as specified in its charter)

                  Nevada, USA                              91-2008803
       (State of Incorporation)                (IRS Employer Identification No.)


                    27430 Riverside Lane, Valencia, CA 91354
               (Address of principal executive offices)(Zip Code)

         Company's telephone number, including area code: (661) 287-3772
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ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers;
Appointment of Principal Officers.

On September 12, 2006, Crown Partners, Inc. (the "Company") appointed Claudia Zaman as its CEO and CFO, replacing Charles Smith, who previously held those positions and recently resigned. Ms. Zaman was also elected to the Board of Directors on September 12, 2006.

Additionally, the Company has increased the size of its Board of Directors from three to four and appointed Shahram Khial as a member of its Board of Directors effective as of September 12, 2006. Dr. Khial was also appointed Vice President of Business Development.

Ms. Zaman is an attorney in private practice and has represented the Company since its inception. Ms. Zaman holds a Bachelor of Arts in International Relations and a Bachelor of Science in Computer Science from Florida International University in Miami, Florida. Ms. Zaman received her law degree from the University of Denver and is licensed to practice law in California and Colorado.

Dr. Khial is currently Vice President of Market Development for Southern California Reference Laboratory, Inc. in Tustin, California, a position he has held since July, 2005. Prior to that, Dr. Khial was Vice President of Business Development for Health Line Clinical Laboratory in Burbank, California from July, 2001 until July, 2005. Dr. Khial received his Ph.D. in Educational Administration and his Masters of Public Administration from the University of Utah. Dr. Khial also holds a Bachelor of Arts degree in Law and Political Science from the University of Tehran.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2006                                   CROWN PARTNERS, INC.


                                                     /s/ Claudia Zaman
                                                     Claudia Zaman, CEO